Exhibit 23.4

福建省福州市台江区望龙二路1号国际金融中心（IFC）37层（350005）

电话：+86-591-87850803 传真：+86-591-87816904

37/F, IFC, No.1, Wanglong 2nd Avenue, Taijiang District, Fuzhou, Fujian 350005 P. R. China

Tel: +86-591-87850803 Fax: +86-591-87816904

www.allbrightlaw.com

November 26, 2025

Re:	EZGO Technologies Ltd.

Ladies and Gentlemen:

We have acted as PRC counsel to EZGO Technologies Ltd. (the “Company”), a company incorporated in the Cayman Islands, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) covering an offering of up to US$200,000,000 of the Company’s ordinary shares, debt securities, warrants, rights or units.

We hereby consent to the use of this consent as an exhibit to the Registration Statement, to the use of our name as your PRC counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ALLBRIGHT LAW OFFICES (FUZHOU)
ALLBRIGHT LAW OFFICES (FUZHOU)